UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VERINT SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Verint Systems Inc. (“Verint”) issued the following on-line advertisements and may in the future issue the same or substantially similar advertisements from time to time:

Vote Verint | Support Our strong Momentum

Verint’s Board-led strategy is delivering results and continued growth.

Learn more and vote the WHITE proxy card for Verint’s Directors.

www.voteverint.com

Vote Verint | A Plan that Delivers Results

Verint’s Board-led strategy is delivering results.

Learn more and vote the WHITE proxy card for Verint’s highly qualified Directors.

www.voteverint.com

Vote Verint | Support a Successful Strategy

Vote for Verint’s Board of Directors using the WHITE proxy card.

Learn more about Verint’s highly qualified Board of Directors.

www.voteverint.com

Important Additional Information and Where to Find It

Verint has filed a definitive proxy statement on Schedule 14A and form of associated WHITE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting (the “Definitive Proxy Statement”). Verint, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of Verint’s directors and executive officers and their respective interests in Verint by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Verint’s Board of Directors for election at the 2019 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING VERINT’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the Definitive Proxy Statement and of these other documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Verint at http://www.verint.com/investor-relations as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.